Exhibit 99.1

JoS. A. Bank Clothiers Reports 9% Increase in Second Quarter Earnings Per Share; Company to Hold Conference Call on September 4, 2008

HAMPSTEAD, Md.--(BUSINESS WIRE)--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that earnings for the second quarter of fiscal year 2008 increased 9% to $0.48 per share, as compared to $0.44 per share for the second quarter of fiscal year 2007. Net income in the second quarter of fiscal year 2008 was $8.9 million, as compared to $8.2 million in the second quarter of fiscal year 2007. Total sales for the second quarter of fiscal year 2008 increased 13.7% to $152.7 million from $134.3 million in the second quarter of fiscal year 2007 while comparable store sales increased 6.8% and Direct Marketing sales increased 10.2%. The second quarter of fiscal year 2008 ended August 2, 2008; the second quarter of fiscal year 2007 ended August 4, 2007.

Comparing the first six months of fiscal year 2008 with the first six months of fiscal year 2007, earnings increased 13% to $1.02 per share, as compared to $0.90 per share and net income increased to $18.7 million, as compared to $16.6 million. Total sales for the first six months of fiscal year 2008 increased 13.0% to $298.1 million from $263.8 million for the first six months of fiscal year 2007 while comparable store sales increased 6.7% and Direct Marketing sales increased 4.3%.

A conference call to discuss fiscal year 2008 second quarter earnings will be held Thursday, September 4, 2008 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 866-793-1342 or (International) 703-639-1313 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on September 4, 2008 until September 11, 2008 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 958982. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 447 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company’s business or future financial results are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 2, 2008 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(unaudited)

	February 2, 2008	August 2, 2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,082	$64,357
Accounts receivable, net	5,855	8,826
Inventories:
Finished goods	196,547	206,147
Raw materials	10,278	13,390
Total inventories	206,825	219,537
Prepaid expenses and other current assets	18,593	19,347

Total current assets	313,355	312,067

NONCURRENT ASSETS:
Property, plant and equipment, net	126,235	134,111
Other noncurrent assets	508	526
Total assets	$440,098	$446,704

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$47,383	$46,767
Accrued expenses	72,150	57,186
Deferred tax liability – current	6,688	7,194
Total current liabilities	126,221	111,147

NONCURRENT LIABILITIES:
Long-term debt	-	-
Noncurrent lease obligations	50,185	52,946
Deferred tax liability – noncurrent	1,210	986
Other noncurrent liabilities	1,317	1,641
Total liabilities	178,933	166,720

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	181	181
Additional paid-in capital	80,791	80,910
Retained earnings	180,260	198,960
Accumulated other comprehensive losses	(67)	(67)
Total stockholders’ equity	261,165	279,984
Total liabilities and stockholders’ equity	$440,098	$446,704

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of February 2, 2008 and August 2, 2008) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2008 and the Annual Report on Form 10-K for the fiscal year ended February 2, 2008, which were filed with the Securities and Exchange Commission on September 3, 2008 and April 10, 2008, respectively.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Information)
(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2007	August 2, 2008	August 4, 2007	August 2, 2008

Net sales	$134,278	$152,734	$263,811	$298,138

Cost of goods sold	50,531	57,496	98,984	111,920

Gross Profit	83,747	95,238	164,827	186,218

Operating expenses:
Sales and marketing	57,494	66,629	111,553	127,564
General and administrative	12,737	13,831	25,956	27,038
Total operating expenses	70,231	80,460	137,509	154,602

Operating income	13,516	14,778	27,318	31,616

Other income (expense):
Interest income	540	321	978	624
Interest expense	(92)	(92)	(193)	(186)
Total other income	448	229	785	438

Income before provision for income taxes	13,964	15,007	28,103	32,054
Provision for income taxes	5,758	6,138	11,539	13,354

Net income	$8,206	$8,869	$16,564	$18,700

Earnings per share:
Net income per share:
Basic	$0.45	$0.49	$0.92	$1.03
Diluted	$0.44	$0.48	$0.90	$1.02
Weighted average shares outstanding:
Basic	18,127	18,184	18,085	18,184
Diluted	18,444	18,427	18,410	18,420

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three and six months ended August 4, 2007 and August 2, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2008, which was filed with the Securities and Exchange Commission on September 3, 2008.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Six Months Ended
	August 4, 2007	August 2, 2008

Cash flows from operating activities:
Net income	$16,564	$18,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,043	10,049
Loss on disposals of property, plant and equipment	107	201
(Decrease) increase in deferred taxes	(593)	282
Net increase in operating working capital and other components	(15,453)	(28,940)

Net cash provided by operating activities	9,668	292

Cash flows from investing activities:
Capital expenditures	(11,526)	(18,136)

Net cash used in investing activities	(11,526)	(18,136)

Cash flows from financing activities:
Income tax benefit from exercise of stock options	625	-
Net proceeds from exercise of stock options	1,460	119

Net cash provided by financing activities	2,085	119

Net increase (decrease) in cash and cash equivalents	227	(17,725)

Cash and cash equivalents – beginning of period	43,080	82,082

Cash and cash equivalents – end of period	$43,307	$64,357

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for six months ended August 4, 2007 and August 2, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2008, which was filed with the Securities and Exchange Commission on September 3, 2008.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
irol-inforeq),
or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com